EXHIBIT 99.1

Sonic Solutions Reports Financial Results for Fourth Quarter and Fiscal Year Ended March 31, 2009

NOVATO, Calif., May 28, 2009 (GLOBE NEWSWIRE) -- Sonic Solutions(r) (Nasdaq:SNIC) today announced financial results for the fourth quarter and fiscal year ended March 31, 2009:

                      Summary Financial Results
               (in thousands, except per share amounts)

                                   Three Months Ended March 31,
                           ------------------------------------------
                             2009       2009       2008       2008
                            (GAAP)    (Non-GAAP)  (GAAP)    (Non-GAAP)
                           ---------  ---------  ---------  ---------

 Net revenue               $  32,244  $  32,244  $  34,891  $  34,891

 Gross profit              $  23,622  $  23,731  $  26,426  $  27,638

 Net income (loss)         $     328  $   1,473  $     480  $   2,108

 Net income (loss) per
  diluted share            $    0.01  $    0.05  $    0.02  $    0.08

                                   Twelve Months Ended March 31,
                           ------------------------------------------
                             2009       2009       2008       2008
                            (GAAP)    (Non-GAAP)  (GAAP)    (Non-GAAP)
                           ---------  ---------  ---------  ---------

 Net revenue               $ 119,958  $ 119,958  $ 132,874  $ 132,874

 Gross profit              $  67,478  $  90,515  $  99,723  $ 104,523

 Net income (loss)         $(118,123) $  (4,292) $  (5,537) $   4,452

 Net income (loss) per
  diluted share            $   (4.45) $   (0.16) $   (0.20) $    0.16

Non-GAAP Presentation

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP"), we report the following non-GAAP financial measures in presenting results and giving guidance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share. We also provide guidance regarding our projected earnings before interest, taxes, depreciation and amortization, excluding impairment charges, restructuring expense, stock option review expense and share-based compensation ("Adjusted EBITDA") performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, but should be considered in addition to and in conjunction with results presented in accordance with GAAP. They are intended to provide additional insight into our operations that, when viewed with our GAAP results and the accompanying reconciliations to the most directly comparable GAAP financial measures, offer a more complete understanding of factors and trends affecting our business. Our non-GAAP presentations should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics we use in our financial and operational decision-making and (2) they are used by some of our institutional investors and the analyst community to help them analyze our operating results and budget planning decisions. We use these non-GAAP measures internally to plan and forecast future periods, to establish operational goals, to compare with our business plan and individual operating budgets and to allocate resources. As illustrated by the above table, the effect of calculating these financial measures on a non-GAAP basis is to increase our gross profit and decrease our net loss and net loss per fully diluted share for the fourth quarter and fiscal year ended March 31, 2009 and 2008, respectively. Material limitations associated with the use of the non-GAAP financial measures versus the comparable GAAP measures and guidance are (a) the non-GAAP measures provide a view of our earnings that does not include all of our expense obligations for the period in question, and (b) this may limit the comparability of our results to those of other companies who have treated such matters differently. We compensate for these limitations by providing full disclosure of the effects of these non-GAAP measures and guidance. Additionally, we present reconciliations between non-GAAP measures and their most directly comparable GAAP measures for non-GAAP historical information and, to the extent available without unreasonable efforts, for non-GAAP forward-looking information, so that investors can use the information to perform their own analysis.

Additional information regarding our non-GAAP financial measures and adjustments is as follows:

Impairment of Goodwill and Intangible Assets. During the third quarter of fiscal 2009, we reviewed the current economic environment and our decline in market capitalization, and concluded that there were sufficient indicators for us to perform an impairment analysis on our goodwill and acquired intangibles. As a result of this preliminary analysis, we recorded non-cash impairment charges in the amount of $56.2 million with respect to goodwill and in the aggregate amount of $19.6 million with respect to acquired intangibles. During the fourth quarter for fiscal 2009, we concluded there were no further impairments. We have excluded the effect of these impairment charges from our calculation of the following: non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA. These non-cash charges do not result in ongoing cash expenditures, and, in our view, do not otherwise have a material impact on our ongoing business operations. Accordingly, we believe that providing non-GAAP financial measures that exclude these charges allows investors and analysts to make meaningful comparisons of our ongoing core business' operating results.

Stock Option Review Expense Adjustment. As we originally announced in February 2007, we recently conducted a voluntary review of our historical stock option grant practices and related accounting. We have excluded the effect of our stock option review expenses from our calculation of the following: non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA, as this provides our management with an important tool for financial and operations decision making and for evaluating our own recurring core business operating results over different periods of time. We believe that providing non-GAAP financial measures that exclude this stock option review expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results. We did not incur any option review expense during the fourth quarter ended March 31, 2009, but it is possible that certain option review expenses could be incurred in future periods as matters associated with the review are completed.

Acquisition-Related Intangible Amortization. Under purchase accounting rules, some portion of an acquisition purchase price is generally allocated to intangibles, such as core and developed technology and customer contracts, which are then amortized over various periods of time. Our GAAP presentations include amortization on certain acquired intangibles from prior transactions we have consummated. We have excluded the effect of amortization of acquired intangibles from our calculation of the following: non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA. Amortization of acquired intangible assets expense is inconsistent in amount and frequency and is significantly affected by the timing and size of our various acquisitions. Further, the amortization expense on acquired intangibles does not result in ongoing cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations. Investors should note that the use of acquired intangible assets contributed to revenues earned during the periods presented and will continue to contribute to future period revenues. This amortization expense will recur in future periods for GAAP purposes.

Share-Based Compensation Expense Adjustment. We have excluded the effect of our share-based compensation expense from our calculation of the following: non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA, as this provides our management with an important tool for financial and operational decision-making and for evaluating our own recurring core business operating results over different periods of time. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies may use under Statement of Financial Accounting Standards No.123R, which governs the accounting treatment for share-based compensation, as well as the impact of non-operational factors such as our share price and events such as tender offers on the magnitude of this expense, we believe that providing non-GAAP financial measures that exclude this share-based compensation expense allows investors and analysts to make meaningful comparisons between our ongoing core business operating results with those of other companies. Share-based compensation has been a significant non-cash recurring expense in our business and has been used as a key incentive offered to our employees. We believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues. Share-based compensation expense will recur in future periods for GAAP purposes.

Restructuring Expense Adjustment. We have excluded the effect of our restructuring expense from our calculation of the following: non-GAAP operating expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA. These expenses are primarily associated with the restructuring actions announced in June and October 2008 and January 2009. As these expenses are directly related to the recently announced restructurings, we believe that providing non-GAAP financial measures that exclude this restructuring expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results over different periods of time.

Valuation Allowance. During the third quarter, we established a valuation allowance of approximately $65.7 million for deferred tax assets in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"), for deferred tax assets previously recorded. We had operating losses in fiscal 2008 and 2009, and SFAS No. 109 requires, except in very limited circumstances, that a valuation allowance be established when there are cumulative losses in recent years. We have excluded the effect of this valuation allowance from our calculation of the following: non-GAAP net income (loss), non-GAAP net income (loss) per share and Adjusted EBITDA. The establishment of this valuation allowance does not result in ongoing cash expenditures, and, in our view, does not otherwise have a material impact on our ongoing business operations. Accordingly, we believe that providing non-GAAP financial measures that exclude this valuation expense allows investors and analysts to make meaningful comparisons of our ongoing core business operating results.

Adjusted EBITDA. We provide guidance regarding our Adjusted EBITDA. We believe this performance measure is useful to investors because (a) it corresponds more closely to the cash operating income generated from our core operations by excluding significant non-cash operating expenses such as impairment charges, restructuring expenses, stock option review expenses and share-based compensation expenses, as well as certain other expenses, that do not arise out of our core ongoing operating activities, and (b) it provides greater insight into management decision-making, as Adjusted EBITDA is one of our primary internal metrics for evaluating the performance of our business.

Non-GAAP Reconciliations

As noted above and as reflected in the reconciliation tables contained in this release, we have provided reconciliations between the historical non-GAAP measures that we have disclosed and the most directly comparable GAAP measures. We have not provided a reconciliation of forward-looking non-GAAP financial measures to the directly comparable GAAP measures because, due primarily to variability and difficulty in making accurate forecasts and projections, not all of the information necessary for a quantitative reconciliation is available to us without unreasonable efforts. Although we cannot provide a full quantitative reconciliation of these forward-looking measures, we have provided certain projections and other information that is available to us at this time (see "Guidance" below in this release). Certain of this information (for example, our expectations regarding non-GAAP operating expense for the quarter ending June 30, 2009) is non-quantitative in nature, and other information (for example our expectations regarding non-GAAP operating expense and Adjusted EBITDA for the quarter ending June 30, 2009) describes a range of potential quantitative results. In addition, we do not currently have sufficient information regarding our future activities to accurately provide reconciling information relating to our operating margins for the quarter ending June 30, 2009. We believe the probable significance of our providing forward-looking non-GAAP financial measures without full reconciliation to the most directly comparable projected GAAP financial measures is that investors and analysts will have certain information that we believe to be useful and meaningful regarding our future projected results and opportunities, but that they will not have a complete picture of all of our projected financial results on a GAAP basis and they may be unable to accurately compare our projected results to projected results of other companies who may have treated such matters differently. We believe that, given the inherent uncertainty always present for forward-looking projections, our investors will be able to understand and appropriately take into account the limitations in the information we have provided. Investors are cautioned that, while we cannot predict the occurrence, timing or amount of all non-GAAP items that we exclude from our non-GAAP financial measures, the actual effect of these items, when determined could potentially be significant to the calculation of our GAAP financial measures for future calendar periods.

Guidance

For the first fiscal quarter ending June 30, 2009, we anticipate net revenue will be approximately $25 million. Non-GAAP operating expense should decrease in the first quarter due largely to cost-savings recognized from previously announced headcount reductions. We expect to generate negative Adjusted EBITDA in the first quarter of approximately $2.0 million. Our goal is to achieve break-even Adjusted EBITDA in the September quarter and, absent significant further deterioration in the macro environment, positive Adjusted EBITDA for the whole of fiscal 2010.

Call Details

Sonic will conduct a conference call today at 1:30 p.m. PT, or 4:30 p.m. ET to discuss financial results for the fourth fiscal quarter ended March 31, 2009. To participate in the conference call, interested parties may dial-in as follows 877-718-5106 (for domestic callers) and 719-325-4814 (for international callers).

A telephone replay will also be available shortly following the call on Thursday, May 28, 2009 through midnight (PT) on Tuesday, June 2, 2009. The replay can be accessed by dialing 888-203-1112 (for domestic callers) or 719-457-0820 (for international callers) and entering the passcode: 3467872.

To listen to a webcast of the conference call, visit the Investor Relations section of the Sonic Solutions website at http://www.sonic.com. An archived version of the webcast will also be available through this site.

The Sonic Solutions logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6157

                            Sonic Solutions
                 Consolidated Statements of Operations
               (In thousands, except per share amounts)

                            Three Months Ended    Twelve Months Ended
                                 March 31,             March 31,
                             2009                  2009
                          (unaudited)   2008    (unaudited)   2008
                           ---------  ---------  ---------  ---------

 Net revenue               $  32,244  $  34,891  $ 119,958  $ 132,874
 Cost of revenue               8,622      8,465     32,901     33,151
 Impairment of intangibles        --         --     19,579         --
                           ---------  ---------  ---------  ---------
 Gross profit                 23,622     26,426     67,478     99,723
                           ---------  ---------  ---------  ---------

 Operating expenses:
   Marketing and sales         7,714      8,958     35,810     36,186
   Research and development    8,134     10,346     39,250     44,511
   General and
    administrative             5,588      6,688     24,160     27,310
   Impairment of goodwill         --         --     56,174         --
   Restructuring               1,296         37      3,947      3,152
                           ---------  ---------  ---------  ---------
                              22,732     26,029    159,341    111,159
                           ---------  ---------  ---------  ---------
 Operating income (loss)         890        397    (91,863)   (11,436)

 Other income (expense),
  net                           (436)       321     (1,100)     1,645
                           ---------  ---------  ---------  ---------
 Income (loss) before
  income taxes                   454        718    (92,963)    (9,791)

 Provision (benefit) for
  income taxes                   126        238     25,160     (4,254)
                           ---------  ---------  ---------  ---------
 Net income (loss)         $     328  $     480  $(118,123) $  (5,537)
                           =========  =========  =========  =========

 Net loss per share:
   Basic                   $    0.01  $    0.02  $   (4.45) $   (0.21)
                           =========  =========  =========  =========
   Diluted                 $    0.01  $    0.02  $   (4.45) $   (0.21)
                           =========  =========  =========  =========
 Shares used in computing
  net loss per share:
   Basic                      26,591     26,317     26,535     26,247
                           =========  =========  =========  =========
   Diluted                    26,835     27,135     26,535     26,247
                           =========  =========  =========  =========

                           Sonic Solutions
                     Consolidated Balance Sheets
                 (In thousands, except share amounts)

                                                    March 31, (1)
                                                   2009       2008
                                                 ---------  ---------

                      ASSETS
 Current assets:
   Cash and cash equivalents                     $  19,408  $  61,955
   Restricted cash and cash equivalents                456        454
   Short-term investments                               --      1,050
   Accounts receivable, net of allowances of
    $2,072 and $3,901 at March 31, 2009 and
    2008, respectively                              14,874     15,773
   Inventory                                         1,086      1,030
   Prepaid expenses and other current assets         4,504      5,085
   Deferred tax benefits                                41     13,920
                                                 ---------  ---------
     Total current assets                           40,369     99,267
 Fixed assets, net                                   2,851      2,959
 Purchased and internally developed software
  costs, net                                           448        704
 Goodwill (2)                                        4,628     55,456
 Acquired intangibles, net (3)                      16,556     35,502
 Deferred tax benefit, net of current portion           21     14,642
 Other assets                                        1,864      1,519
                                                 ---------  ---------
     Total assets                                $  66,737  $ 210,049
                                                 =========  =========

     LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                              $   5,042  $   6,118
   Accrued expenses and other current
    liabilities                                     27,026     29,467
   Deferred revenue, current portion                 6,875      6,854
   Bank note payable                                    --     20,000
   Obligations under capital leases, current
    portion                                            130         --
                                                 ---------  ---------
     Total current liabilities                      39,073     62,439

   Other long term liabilities, net of current
    portion                                            724      2,943
   Deferred revenue, net of current portion            135         65
   Obligations under capital leases, net of
    current portion                                    161         --
                                                 ---------  ---------
     Total liabilities                              40,093     65,447
                                                 ---------  ---------

 Commitments and contingencies
 Shareholders' equity:
   Common stock, no par value, 100,000,000
    shares authorized; 26,593,647 and
    26,383,277 shares issued and outstanding
    at March 31, 2009 and 2008, respectively       163,121    163,251
   Accumulated deficit                            (135,076)   (16,952)
   Accumulated other comprehensive loss             (1,401)    (1,697)
                                                 ---------  ---------
     Total shareholders' equity                     26,644    144,602
                                                 ---------  ---------
     Total liabilities and shareholders'
      equity                                     $  66,737  $ 210,049
                                                 =========  =========

 --------
 (1) The consolidated balance sheets for March 31, 2009 has been derived from the Company's unaudited consolidated financial statements. The consolidated balance sheet for March 31, 2008 has been derived from the Company's audited financial statements included in the Company's 2008 Annual Report on Form 10-K.
 (2) Reflects impairment of goodwill for $56.2 million posted during the third quarter of fiscal 2009.
 (3) Reflects impairment of intangibles for $19.6 million posted during the third quarter of fiscal 2009.

                            Sonic Solutions
         Reconciliation of GAAP to Non-GAAP Financial Measures
                 (in thousands, except per share data)
                             (unaudited)

                           ------------------------------------------
                            Three Months Ended   Twelve Months Ended
                                 March 31,            March 31,
                           --------------------  --------------------
                              2009       2008       2009      2008
                           ---------  ---------  ---------  ---------

 Net Revenue               $  32,244  $  34,891  $ 119,958  $ 132,874
 GAAP cost of revenue      $   8,622  $   8,465  $  32,901  $  33,151
     Impairment of
      intangibles (1)             --         --     19,579         --
                           ---------  ---------  ---------  ---------
 GAAP gross profit         $  23,622  $  26,426  $  67,478  $  99,723

 GAAP cost of revenue      $   8,622  $   8,465  $  32,901  $  33,151
     Acquisition-related
      intangible
      amortization expense      (109)    (1,212)    (3,458)    (4,800)
                           ---------  ---------  ---------  ---------
 Non-GAAP cost of revenue  $   8,513  $   7,253  $  29,443  $  28,351

                           ---------  ---------  ---------  ---------
 Non-GAAP gross profit
  (loss)                   $  23,731  $  27,638  $  90,515  $ 104,523
                           =========  =========  =========  =========

 GAAP total operating
  expense                  $  22,732  $  26,029  $ 159,341  $ 111,159
     Share-based
      compensation
      expense (2)               (576)      (205)    (2,191)    (1,545)
     Stock option review
      expense (3)                 --     (1,424)      (518)    (8,167)
     Restructuring
      expense (4)             (1,296)       (37)    (3,947)    (3,152)
     Goodwill
      impairment (5)              --         --    (56,174)        --
                           ---------  ---------  ---------  ---------
 Non-GAAP total operating
  expense                  $  20,860  $  24,363  $  96,511  $  98,295

                           ---------  ---------  ---------  ---------
 Non-GAAP operating income
  (loss)                   $   2,871  $   3,275  $  (5,996) $   6,228
                           =========  =========  =========  =========

 Other income (expense),
  net                           (436)       321     (1,100)     1,645

   Non-GAAP loss from
    operations before
    income taxes               2,435      3,596     (7,096)     7,873

   Non-GAAP Provision
    (benefit) for income
    taxes(6) (7)                 962      1,488     (2,804)     3,421

                           ---------  ---------  ---------  ---------
  Non-GAAP income (loss)
   from operations         $   1,473  $   2,108  $  (4,292) $   4,452
                           =========  =========  =========  =========

 Basic income (loss) per
  share
     GAAP                  $    0.01  $    0.02  $   (4.45) $   (0.21)
                           =========  =========  =========  =========
     Non-GAAP              $    0.06  $    0.08  $   (0.16) $    0.17
                           =========  =========  =========  =========

 Diluted income (loss)
  per share
     GAAP                  $    0.01  $    0.02  $   (4.45) $   (0.20)
                           =========  =========  =========  =========
     Non-GAAP              $    0.05  $    0.08  $   (0.16) $    0.16
                           =========  =========  =========  =========

 Shares used in computing
  net income (loss) per
  share
     Basic                    26,591     26,317     26,535     26,247
                           =========  =========  =========  =========
     Diluted                  26,835     27,135     26,535     27,146
                           =========  =========  =========  =========

 (1) Impairment of intangibles is included in Cost of Goods Sold on a GAAP basis.

 (2) Share-based compensation expense consists of:

     Marketing and sales   $     173  $     111  $     842  $     766
     Research and
      development                 77         69        292        530
     General and
      administrative             326         25      1,057        249
                           ---------  ---------  ---------  ---------
                           $     576  $     205  $   2,191  $   1,545
                           =========  =========  =========  =========

 (3) Stock option review expense is included in General and
     Administrative expense on a GAAP basis.

 (4) Restructuring expense is included as a separate line item in operating expense on a GAAP basis.

 (5) Goodwill impairment is included as a separate line item in operating expense on a GAAP basis.

 (6) Fiscal 2009 tax adjustment calculated by applying fiscal year end March 31, 2009 effective tax rate of 39.52%.

 (7) Fiscal 2008 tax adjustment calculated by applying fiscal year end March 31, 2008 effective tax rate of 43.45%.

                            Three Months Ended   Twelve Months Ended
                           --------------------  --------------------
                           March 31,  March 31,  March 31,  March 31,
                           2009 (1)   2008 (1)   2009 (1)   2008 (1)
                           ---------  ---------  ---------  ---------

 Adjusted EBITDA           $   3,479  $   3,914  $  (3,594) $   9,016
   Depreciation and
    amortization                 717      1,851      5,860      7,589
   Impairment of
    intangibles                   --         --     19,579         --
   Restructuring               1,296         37      3,947      3,152
   Goodwill Impairment            --         --     56,174         --
   Stock option review
    expenses                      --      1,424        518      8,167
   Share-based
    compensation                 576        205      2,191      1,545
                           ---------  ---------  ---------  ---------
 GAAP Operating Income     $     890  $     397  $ (91,863) $ (11,436)
   Provision for (benefit)
    income taxes                 126        238     25,160     (4,254)
   Other income (expense)       (436)       321     (1,100)     1,645
                           ---------  ---------  ---------  ---------
 GAAP Net Income           $     328  $     480  $(118,123) $  (5,537)
                           =========  =========  =========  =========

 (1) See the Reconciliation of GAAP to Non-GAAP Financial Measures
     table for details related to EBITDA reconciliation.

About Sonic Solutions

Sonic Solutions(r) (Nasdaq:SNIC) is a leading developer of products and services that enable the creation, management, and enjoyment of digital media content across a wide variety of technology platforms. Our products and services offer innovative technologies to consumers, original equipment manufacturers ("OEMs"), enterprises, high-end professional DVD authoring experts and developers. We distribute our products and services through retailers and distributors, personal computer ("PC") and consumer electronics ("CE") OEMs, Internet websites including www.roxio.com, and other channels. We also licenses core technology and intellectual property to other software companies and technology manufacturers for integration into their own products and services. Sonic software is intended for use with Microsoft Windows and Apple Mac operating systems, as well as some Linux environments and proprietary platforms.

Forward-Looking Statements

This press release and our earnings conference call for the fourth quarter and fiscal year ended March 31, 2009 contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, projected savings, prospects, plans, opportunities, and objectives constitute "forward-looking statements." The words "may," "will," "expect," "intend," "plan," "anticipate," "believe," "estimate," "potential" or "continue" and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, expenses, and other guidance for the fiscal quarter ending June 30, 2009. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to:

 * the negative impact of current macroeconomic conditions on consumers and associated impact on their ability and inclination to spend on leisure and entertainment related activities and related software and electronics;
 * the timely introduction and acceptance of new products and services, including but not limited to the rate of acceptance of our CinemaNow and Qflix initiative, online services and
   high-definition products by content owners, original equipment manufacturers and consumers;
 * competing products and services that may, now or in the future, be available to consumers;
 * pricing pressures associated with products or services offered by current or future competitors;
 * our ability to maintain sufficient liquidity and continue to fund our capital needs;
 * the costs associated with new product and service introductions and the possible adverse effects on gross margins;
 * fluctuations in demand for our products and services;
 * unforeseen increases in operating expenses;
 * reliance on and the possible loss of significant customers, major distributors or key suppliers;
 * risks associated with international operations;
 * the loss of key management personnel;
 * risks related to acquisition and the integration of acquired business assets, personnel and systems.
 * costs associated with litigation or patent prosecution and intellectual property claims; and
 * changes in effective tax rates.

Other risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to:

 * tax issues or liability that relate to adjustments to the measurement dates associated with stock options issued by us;
 * unforeseen issues resulting from the restatement of our fiscal year 2005 financial statements and related matters; and
 * the impact of litigation related to our stock options grant practices or any restatement of its financial statements.

This press release should be read in conjunction with our most recent annual report on Form 10-K expected to be filed on May 29, 2009, and our other reports currently on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Sonic does not undertake to update any forward-looking statements unless otherwise required by law.

CONTACT:  Sonic Solutions
          IR Contact:
          Nils Erdmann
            415.893.8000
            Fax: 415.893.8008
          PR Contact:
          Chris Taylor
            415.893.8000
            Fax: 415.893.8008